UACSC 98-B
                        UNION ACCEPTANCE CORPORATION
                                 (Servicer)
                            MONTH ENDING 6/30/98


PRINCIPAL BALANCE RECONCILIATION                                D O L L A R S
                                                   CLASS A-1        CLASS A-2        CLASS A-3         CLASS A-4
                                                 -------------   -------------    -------------       -------------
Original Principal Balance                       44,250,000.00   92,750,000.00    39,925,000.00       63,025,000.00
Beginning Period Principal Balance               44,250,000.00   92,750,000.00    39,925,000.00       63,025,000.00
Principal Collections - Scheduled Payments        3,680,449.43            0.00             0.00                0.00
Principal Collections - Payoffs                   6,567,665.83            0.00             0.00                0.00
Principal Withdrawal from Payahead                        0.00            0.00             0.00                0.00
Gross Principal Charge Offs                             625.55            0.00             0.00                0.00
Repurchases                                          33,102.14            0.00             0.00                0.00
                                                 -------------   -------------    -------------       -------------
Ending Balance                                   33,968,157.05   92,750,000.00    39,925,000.00       63,025,000.00
                                                 =============   =============    =============       =============


Certificate Factor                                   0.7676420       1.0000000        1.0000000           1.0000000
Pass Through Rate                                      5.6011%         5.8300%          5.8750%              5.900%


PRINCIPAL BALANCE RECONCILIATION                                                             NUMBERS
                                                    CLASS A-5         TOTAL CLASS A's
                                                    -------------      --------------         ------
Original Principal Balance                          28,030,468.00      267,980,468.00         21,317
Beginning Period Principal Balance                  28,030,468.00      267,980,468.00         21,317
Principal Collections - Scheduled Payments                   0.00        3,680,449.43
Principal Collections - Payoffs                              0.00        6,567,665.83            618
Principal Withdrawal from Payahead                           0.00                0.00
Gross Principal Charge Offs                                  0.00              625.55              2
Repurchases                                                  0.00           33,102.14              2
                                                    -------------      --------------         ------
Ending Balance                                      28,030,468.00      257,698,625.05         20,695
                                                    =============      ==============         ======


Certificate Factor                                      1.0000000           0.9616321
Pass Through Rate                                          6.020%             5.8352%

CASH FLOW RECONCILIATION

Principal Wired                                                10,270,211.64
Interest Wired                                                  1,019,291.62
Withdrawal from Payahead Account                                        0.00
Repurchases (Principal and Interest)                               35,454.84
Charge Off Recoveries                                                   4.11
Interest Advances                                                  14,113.79
Certificate Account Interest Earned                                13,873.88
Spread Account Withdrawal                                               0.00
Class A Policy Draw for Class I Interest                                0.00
Class A Policy Draw for Class A Principal or Interest                   0.00

Total Cash Flow                                                11,352,949.88


TRUSTEE DISTRIBUTION  (7/08/98)

Total Cash Flow                                                11,352,949.88
Unrecovered Advances on Defaulted Receivables                           0.00
Servicing Fee (Due and Unpaid)                                          0.00
Interest to Class A-1 Certificateholders                          130,809.02
Interest to Class A-2 Certificateholders                          285,386.60
Interest to Class A-3 Certificateholders                          123,795.23
Interest to Class A-4 Certificateholders                          196,252.85
Interest to Class A-5 Certificateholders                           89,059.03
Interest to Class I Certificateholders                             96,633.12
Principal to Class A-1 Certificateholders                      10,281,842.95
Principal to Class A-2 Certificateholders                               0.00
Principal to Class A-3 Certificateholders                               0.00
Principal to Class A-4 Certificateholders                               0.00
Principal to Class A-5 Certificateholders                               0.00
Insurance Premium                                                  28,313.49
Interest Advance Recoveries from Payments                               0.00
Unreimbursed draws on Class A's Ploicy
     for Class I Interest                                               0.00
Unreimbursed draws on Class A's Policy
     for Class A Principal or  Interest                                 0.00
Deposit to Payahead                                                25,367.50
Certificate Account Interest to Servicer                           13,873.88
Payahead Account Interest to Servicer                                   0.00
Excess                                                             81,616.21

Net Cash                                                                0.00



Servicing Fee Retained from Interest Collections                   89,326.82

SPREAD ACCOUNT  RECONCILIATION


Original Balance                                                1,339,902.34
Beginning Balance                                               1,339,902.34
Trustee Distribution of Excess                                     81,616.21
Interest Earned                                                     2,307.66
Spread Account Draws                                                    0.00
Reimbursement for Prior Spread Account Draws                            0.00
Distribution of Funds to Servicer                                       0.00
Ending Balance                                                  1,423,826.21

Required Balance                                                2,679,804.68



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                               16,078,828.08
Beginning Balance                                              16,078,828.08
Reduction Due to Spread Account                                (1,423,826.21)
Reduction Due to Principal Reduction                             (616,910.58)
Ending Balance                                                 14,038,091.29

First Loss Protection Required Amount                          14,038,091.30
First Loss Protection Fee %                                            2.00%
First Loss Protection Fee                                          23,762.49



POLICY  RECONCILIATION


Original Balance                                              267,980,468.00
Beginning Balance                                             267,980,468.00
Draws                                                                   0.00
Reimbursement of Prior Draws                                            0.00
Ending Balance                                                267,980,468.00

Adjusted Ending Balance Based
     Upon Required Balance                                    257,286,061.52
Required Balance                                              257,286,061.52


PAYAHEAD RECONCILIATION


Beginning Balance                                                       0.00
Deposit                                                            25,367.50
Payahead Interest                                                       0.00
Withdrawal                                                              0.00
Ending Balance                                                     25,367.50

CURRENT DELINQUENCY
                                               GROSS
   # PAYMENTS DELINQUENT         NUMBER       BALANCE     PRINCIPAL     INTEREST
   ---------------------         ------       -------     ---------     --------
1 Payment                          123    1,202,425.81    20,264.68    14,667.03
2 Payments                           2       31,318.95       555.28       697.88
3 Payments                           1        6,168.30       365.57       217.33
                                   ---    ------------    ---------    ---------
Total                              126    1,239,913.06    21,185.53    15,582.24
                                   ===    ============    =========    =========

Percent Delinquent               0.609%          0.481%




DELINQUENCY RATE (60+)
                                                     RECEIVABLE
                                   END OF PERIOD     DELINQUENCY
   PERIOD            BALANCE       POOL BALANCE         RATE
   ------            -------       ------------         ----
Current            37,487.25      257,698,625.05        0.01%
1st Previous            0.00                0.00        0.00%
2nd Previous            0.00                0.00        0.00%


NET LOSS RATE

                                                                                             DEFAULTED
                                                   LIQUIDATION         AVERAGE               NET LOSS
   PERIOD                             BALANCE       PROCEEDS         POOL BALANCE          (ANNUALIZED)
   ------                             -------       --------         ------------          ------------
Current                               625.55         4.11           262,839,546.53             0.00%
1st Previous                            0.00         0.00                     0.00             0.00%
2nd Previous                            0.00         0.00                     0.00             0.00%

Gross Cumulative Charge Offs          625.55                           Net Cumulative Loss Percentage
Gross Liquidation Proceeds              4.11                                                   0.00%
Number of Repossessions                    0
Number of Inventoried Autos EOM            0

EXCESS YIELD TRIGGER
                                                     EXCESS YIELD
                    EXCESS       END OF PERIOD        PERCENTAGE
   PERIOD           YIELD        POOL BALANCE        (ANNUALIZED)
   ------           -----        ------------        ------------
Current           106,983.71    257,698,625.05           0.50%
1st Previous            0.00              0.00           0.00%
2nd Previous            0.00              0.00           0.00%
3rd Previous
4th Previous
5th Previous

                                                  CURRENT
                                                  LEVEL       TRIGGER    STATUS
Six Month Average Excess Yield                     N/A         1.50%       N/A

Trigger Hit in Current or any Previous Month                               NO




DATE: July 6, 1998
                                NANCY MELTABARGER
                                 FINANCE OFFICER